Exhibit 99.1

RIVIERA RESOURCES REPORTS FOURTH-QUARTER AND YEAR END 2018 RESULTS; PROVIDES 2019 GUIDANCE

HOUSTON, February 28, 2019 – Riviera Resources, Inc. (OTCQX: RVRA) (“Riviera” or the “Company”) announces financial and operating results for the fourth quarter and full year 2018 and provides a strategic update as well as guidance for 2019.

The Company highlights the following accomplishments:

•	Executed the spin-off from LINN Energy, Inc. on August 7, 2018
•	Returned more than $155 million of capital to shareholders through share repurchases
•	Sold Arkoma Basin assets for proceeds of approximately $65 million, a premium to PDP PV-10 value
•	Outperformed adjusted EBITDAX guidance for the last two quarters
•	Fourth quarter 2018 average production exceeded midpoint of guidance
•	Capital investment over the last two quarters of approximately $61 million was 35% lower than guidance
•	Blue Mountain commissioned its Cryo I plant to its design capacity of 250 MMcf/d
•	Blue Mountain signed an agreement to provide water gathering services to Roan Resources beginning in 2019

The Company’s strategic initiatives for 2019 include:

•	Focusing upstream capital on high-return projects that maintain production and delineate the NW STACK while still generating significant free cash flow
•	Continuing to use cash on hand, free cash flow, and opportunistic asset monetizations to return capital to our shareholders
•	Continuing to grow and diversify Blue Mountain’s midstream business to best position it towards a strategic transaction

David Rottino, Riviera’s President and Chief Executive Officer, commented, “I am very pleased with Riviera’s progress since our spin last August.  In the fourth quarter, our operational performance was excellent as we generated more cash flow than forecasted through higher production, lower G&A costs and lower capital spending.”  Rottino continued, “We remain relentlessly focused on our commitment to maximizing shareholder value through our strategy of capital discipline, returning capital to shareholders and efficiently managing our assets.  We continue to believe our shares are deeply undervalued and we are committed to finding ways to monetize assets and use cash on hand to return capital to shareholders.  In the fourth quarter, we announced the sale of our Arkoma basin assets, which closed in January 2019, we completed an upsized tender offer returning over $133 million to shareholders, and we continued to execute repurchases through our ongoing share repurchase program.  Finally, we intend to grow our exciting Blue Mountain midstream business to best position it towards a strategic transaction.”

Key Financial Results (1)

	Fourth Quarter		Full Year
$ in millions, except per unit amounts	2018	2017	2018	2017(2)
Average daily production (MMcfe/d)	299	505	328	637
Total oil, natural gas and NGL revenues	$ 107	$ 180	$ 420	$ 898
Income from continuing operations	$ 11	$ 79	$ 21	$ 2,932
Income from discontinued operations, net of income taxes	$ –	$ 6	$ 20	$ 90
Net income	$ 11	$ 85	$ 41	$ 3,022
Adjusted EBITDAX (a non-GAAP financial measure)(3)	$ 44	$ 75	$ 107	$ 394
Net cash provided by (used in) operating activities	$ 21	$ 76	($ 7)	$ 215
Oil and natural gas capital	$ 12	$ 31	$ 36	$ 239
Total capital	$ 27	$ 61	$ 170	$ 344
(1)	All amounts reflect continuing operations with the exception of net income.
(2)	All amounts reflect the combined results of the ten months ended December 31, 2017 (successor) and the two months ended February 28, 2017 (predecessor).
(3)

Excludes Adjusted EBITDAX from discontinued operations of approximately $164,000 and $30 million for the three months and the year ended December 31, 2017, respectively.  Includes severance costs and spin-off related costs of approximately $1 million and $39 million, for the three months and the year ended December 31, 2018, respectively.

Strategic Plan to Transform Assets to Drive Shareholder Value

The Board and management continue to believe the Company is trading at a significant discount to its sum-of-the-parts net asset value.  To enhance shareholder value, the Company plans to increase the scale, scope and reach of Blue Mountain while preparing Blue Mountain for its eventual separation as a standalone entity or for another transaction that maximizes shareholder value.  In addition, based on the Company’s successful track record of monetizing assets, the Company will continue to return capital to shareholders through further upstream asset monetizations.

Continuation of Share Repurchase Plan

On August 16, 2018, the Company’s Board of Directors authorized the repurchase of up to $100 million of the Company’s outstanding shares of common stock.  Under this program, the Company repurchased an aggregate of 1,167,767 shares at an average price of $18.46 for a total cost of approximately $22 million, and approximately $78 million was available for share repurchase as of February 22, 2019.

Fourth Quarter 2018 Activity – Upstream Assets

Riviera’s production for the fourth quarter averaged approximately 299 MMcfe/d, 4% above the mid-point of our guidance range.  The outperformance in production was mainly due to higher production from non-operated drilling in the NW Stack, production enhancing projects in East Texas and North Louisiana, and lower downtime across our mature asset base.  The production outperformance, low annual decline of approximately 10%, and consistent operating expenses, all illustrate the predictability of our upstream assets.  Additionally, we believe the development opportunities throughout our NW STACK, East Texas, and North Louisiana acreage positions provide significant upside.

With respect to costs, the Company had strong results in the fourth quarter.  Capital expenditures were approximately $12 million compared to guidance of $29 million.  Adjusted G&A expenses were approximately $15 million, 16% below the mid-point of our guidance range for the quarter.  Operating expenses for the fourth quarter were in-line with guidance at approximately $53 million.

Initiation of Northwest STACK / North Louisiana Operated Drilling Program

In December 2018, the Company initiated an operated drilling program in the NW STACK.  To date, Riviera has finished drilling three wells and is currently drilling its fourth well.  The Company has completed two wells and is encouraged by the early flow-back data.

The Company also began drilling in North Louisiana in late December 2018.  It is currently drilling the second well of a two-well pad targeting the Upper Red formation.  This pad is scheduled to be completed in March with first production expected in April 2019.  At current prices, the Company expects to generate over 100% IRR on these wells.

Blue Mountain Business Update

The fourth quarter of 2018 ended a transformative year for Blue Mountain.  During the year, Blue Mountain constructed and placed in-service a cryogenic processing facility at its full 250 MMcf/d capacity and made significant progress toward setting up its organization and systems consistent with a standalone operating entity.

For the fourth quarter 2018, Blue Mountain’s operating margin, also referred to as other revenues, net, came in at the top end of its guidance range.  Fourth quarter 2018 average throughput was within the guidance range.  On average, natural gas throughput was 132 MMcf/d and NGLs produced were 8,700 bpd, compared with 35 MMcf/d and 1,080 bpd for the fourth quarter of 2017.

During the fourth quarter of 2018, Blue Mountain continued to make progress on its strategic objective to diversify its service offerings through scalable growth platforms in Central Oklahoma.  Recently, Blue Mountain finalized an agreement with Roan Resources to provide water management services beginning in the second quarter of 2019.  Also, Blue Mountain is in active discussions to develop oil gathering infrastructure to capture additional midstream value in the Merge play.

In addition, Blue Mountain is currently developing opportunities to further extend its natural gas and water capabilities in the region and is in discussions with third-party producers to meet their needs in the expanding Merge/SCOOP/STACK plays.  These expansion opportunities will allow Blue Mountain to grow its asset base and further diversify its producer counterparties, while leveraging existing infrastructure, capabilities and expertise.

Balance Sheet and Liquidity

Riviera and Blue Mountain have established separate credit facilities.  As of December 31, 2018, Riviera had $20 million drawn on its revolving credit facility, and borrowing commitments of up to $425 million with available borrowing capacity of approximately $371 million, inclusive of outstanding letters of credit.  As of December 31, 2018, Blue Mountain had $4.5 million drawn on its revolving credit facility, borrowing commitments of approximately $76 million, and available borrowing capacity of $72 million.  The Company had a fourth quarter consolidated ending cash balance of approximately $19 million.

In January 2019, the Company closed on the sale of its Arkoma basin assets.  The proceeds were used to pay off the $20 million drawn on Riviera’s credit facility. The sale resulted in a reduction of the borrowing commitment to $385 million.  As of January 31, 2019, Riviera had no borrowings under its credit facility, Blue Mountain had $11.5 million drawn on its revolving credit facility, and the Company had a consolidated ending cash balance of approximately $80 million.

Proved Reserves Update

Proved reserves at December 31, 2018 were approximately 1,618 Bcfe, of which approximately 78% were natural gas, 21% were natural gas liquids and 1% were oil.  Approximately 96% were classified as proved developed, with a total standardized measure of discounted future net cash flows of approximately $747 million.  PV-10 (a non-GAAP measure) was approximately $1.02 billion with exclusion of income taxes and the inclusion of helium.  See Schedule 2 below for a reconciliation of PV-10.

Proved Reserves Table

Total Continuing Operations (Bcfe)
Proved reserves at December 31, 2017	1,968
Revisions of previous estimates – Price	87
Revisions of previous estimates – Performance	(80)
Sales of minerals in place	(239)
Extensions and discoveries	2
Production	(120)
Proved reserves at December 31, 2018	1,618

Fourth Quarter Actuals versus Guidance

	Q4 2018 Actuals	Q4 2018 Guidance

Net Production (MMcfe/d)	299	273 – 303
Natural gas (MMcf/d)	241	220 – 245
Oil (Bbls/d)	1,373	1,350 – 1,500
NGL (Bbls/d)	8,318	7,500 – 8,100

Other revenues, net (in thousands) (1)	$ 20,422(2)	$ 15,000 – $ 21,000
Blue Mountain	$ 11,122	$ 8,000 – $ 12,000
Other	$ 9,300	$ 7,000 – $ 9,000

Costs (in thousands)	$ 53,147	$ 49,000 – $ 55,000
Lease operating expenses	$ 25,195	$ 23,000 – $ 25,000
Transportation expenses	$ 20,951	$ 20,000 – $ 22,000
Taxes, other than income taxes	$ 7,001	$ 6,000 – $ 8,000

Adjusted general and administrative expenses (3)	$ 15,488(4)	$ 17,000 – $ 20,000
Upstream adjusted general and administrative expenses (3)	$ 11,786
Blue Mountain adjusted general and administrative expenses (3)	$ 3,702

General and administrative- severance expenses	$ 1,158	$ 1,000 – $ 2,000

Targets (Mid-Point) (in thousands)
Adjusted EBITDAX	$ 43,658(5)	$ 30,000(6)
Interest expense (7)	$ 179	$ 150
Oil and natural gas capital	$ 11,594	$ 29,000
Blue Mountain capital	$ 12,306	$ 13,000
Total capital	$ 27,358	$ 44,000

(1)	Includes other revenues and margin on marketing activities
(2)

Includes other revenues of approximately $5.7 million, plus marketing revenues of approximately $88.6 million, less marketing expenses of approximately $73.9 million for the three months ended December 31, 2018.  Excludes gains and losses on derivative instruments included in marketing expenses

(3)	Adjusted general and administrative expenses is a non-GAAP measure that excludes share-based compensation expenses and severance expenses presented for the purpose of comparing to guidance
(4)

For the three months ended December 31, 2018 represents general and administrative expenses of approximately $17.2 million, excluding share-based compensation expenses of approximately $0.5 million and severance expenses of approximately $1.2 million

(5)	Includes a reduction to Adjusted EBITDAX for certain non-recurring estimated G&A expenses, including severance expenses of $1.4 million
(6)	Includes a reduction to Adjusted EBITDAX for certain non-recurring estimated G&A expenses, including severance expenses of $1.5 million, land diligence costs of $1 million
(7)	Excludes non cash amortization

Upstream Segment - First Quarter and Full Year 2019 Guidance

The guidance below is for the upstream assets only. The Company anticipates providing 2019 guidance estimates for Blue Mountain by early second quarter.

The 2019 upstream guidance reflects the Arkoma Basin divestiture that closed in January, 2019.  In 2019, the Company expects to invest approximately $66 million of capital on its upstream assets. Approximately 80% of upstream capital will be devoted to drilling expected high return wells in the NW STACK and North Louisiana to keep production relatively flat throughout the year while still generating significant free cash flow.

	Q1 2019E	FY 2019E
Net Production (MMcfe/d)	252 – 281	252 – 282
Natural gas (MMcf/d)	205 – 230	205 – 230
Oil (Bbls/d)	1,150 – 1,300	1,550 – 1,750
NGL (Bbls/d)	6,600 – 7,300	6,300 – 6,900

Other revenues, net (in thousands) (1)	$ 8,000 - $ 10,000	$ 32,000 – $ 35,000

Costs (in thousands)	$ 46,000 – $ 52,000	$ 182,000 – $ 202,000
Lease operating expenses	$ 23,000 – $ 25,000	$ 88,000 – $ 97,000
Transportation expenses	$ 18,000 – $ 20,000	$ 71,000 – $ 79,000
Taxes, other than income taxes	$ 5,000 – $ 7,000	$ 23,000 – $ 26,000

Adjusted general and administrative expenses (2)	$ 9,000 – $ 10,000	$ 30,000 – $ 35,000

Costs per Mcfe (Mid-Point)	$ 2.02	$ 1.97
Lease operating expenses	$ 0.99	$ 0.95
Transportation expenses	$ 0.78	$ 0.77
Taxes, other than income taxes	$ 0.25	$ 0.25

Targets (Mid-Point) (in thousands)
Adjusted EBITDAX	$ 21,000	$ 96,000
Oil and natural gas capital	$ 38,000	$ 61,000
Total capital	$ 40,000	$ 66,000

Weighted Average NYMEX Differentials
Natural gas (MMBtu)	($ 0.35) – ($ 0.25)	($ 0.50) – ($ 0.20)
Oil (Bbl)	($ 2.50) – ($ 2.00)	($ 3.00) – ($ 1.75)
NGL price as a % of crude oil price	40% – 45%	40% – 45%

Unhedged Commodity Price Assumptions	Jan 19	Feb 19	Mar 19	2019E
Natural gas (MMBtu)	$3.64	$2.95	$2.63	$2.86
Oil (Bbl)	$51.55	$55.59	$55.59	$56.80
NGL (Bbl)	$23.33	$24.89	$22.20	$23.85

(1)	Includes other revenues and margin on marketing activities for Upstream assets, only
(2)	Excludes share-based compensation expenses

Hedging Update

Riviera Upstream Hedges

	2019		2020
Natural Gas	Volume (MMMBtu/d)	Average Price (per MMBtu)	Volume (MMMBtu/d)	Average Price (per MMBtu)
Swaps	141	$2.88	30	$ 2.82
Collars	20	$2.75 – $3.00	–	$ –
Oil	Volume (Bbls/d)	Average Price (per Bbl)	Volume (Bbls/d)	Average Price (per Bbl)
Swaps	1,000	$64.32	500	$64.63
Natural Gas Basis Differential positions	Volume (MMMBtu/d)	Average Price (per MMBtu)	Volume (MMMBtu/d)	Average Price (per MMBtu)
PEPL Basis Swaps	70	($0.64)	20	($ 0.45)
MichCon Basis Swaps	20	($0.19)	10	($0.19)
NWPL Basis Swaps	10	($0.61)	–	$ –

Blue Mountain Hedges

	Q1 2019		Q2 – Q4 2019
Natural Gas	Volume (MMMBtu/d)	Average Price (per MMBtu)	Volume (MMMBtu/d)	Average Price (per MMBtu)
Swaps	10	$ 4.19	15	$ 2.81
Oil	Volume (Bbls/d)	Average Price (per Bbl)	Volume (Bbls/d)	Average Price (per Bbl)
Swaps	99	$ 66.60	99	$ 66.60
Natural Gas Basis Differential positions	Volume (MMMBtu/d)	Average Price (per MMBtu)	Volume (MMMBtu/d)	Average Price (per MMBtu)
Southern Star TX OK KS	5	($ 0.565)	5	($ 0.565)
Enable Basis Swaps	5	($ 0.23)	5	($ 0.23)

NGL Positions:	Jan 19	Feb 19	Mar 19	Q2 – Q4 2019
Fixed price swap (Mont Belvieu ethane):
Hedged volume (gallons/d in thousands)	84	126	126	126
Average price ($/gallon)	$ 0.34	$ 0.34	$ 0.34	$ 0.34
Fixed price swap (Mont Belvieu propane):
Hedged volume (gallons/d in thousands)	42	42	42	42
Average price ($/gallon)	$ 0.68	$ 0.68	$ 0.68	$ 0.68
Margin spread (Mont Belvieu propane and Conway propane):
Hedged volume (gallons/d in thousands)	63	63	63	63
Average price ($/gallon)	($ 0.07)	($ 0.07)	($ 0.07)	($ 0.07)
Margin spread (Mont Belvieu pentane and Conway pentane):
Hedged volume (gallons/d in thousands)			42	42
Average price ($/gallon)			($ 0.095)	($ 0.095)

Earnings Call / Form 10‑K

The Company will host a conference call Thursday, February 28, 2019 at 10 a.m. (Central) to discuss the Company’s fourth quarter and full year 2018 results and expects to file its Annual Report on Form 10-K for the year ended December 31, 2018 with the U.S. Securities and Exchange Commission on or around that date.  There will be prepared remarks by executive management followed by a question and answer session.

Investors and analysts are invited to participate in the call by dialing (866) 416-7462, or (409) 217-8223 for international calls using Conference ID: 8616887.  Interested parties may also listen over the internet at www.rivieraresourcesinc.com. A replay of the call will be available on the Company’s website.

Supplemental information can be found at the following link on our website: http://ir.rivieraresourcesinc.com/events-and-presentations

ABOUT RIVIERA RESOURCES

Riviera Resources, Inc. is an independent oil and natural gas company with a strategic focus on efficiently operating its mature low-decline assets, developing its growth-oriented assets, and returning capital to its stockholders.  Riviera’s properties are located in the Hugoton Basin, East Texas, North Louisiana, Michigan/Illinois, the Uinta Basin and Mid-Continent regions.  Riviera also owns Blue Mountain Midstream LLC, a midstream company centered in the core of the Merge play in the Anadarko Basin.

Forward-Looking Statements

Statements made in this press release that are not historical facts are “forward-looking statements.”  These statements are based on certain assumptions and expectations made by the Company which reflect management’s experience, estimates and perception of historical trends, current conditions, and anticipated future developments.  These statements include, among others, statements regarding our 2019 guidance, planned capital expenditures, increases in oil and gas production, the number of anticipated wells to be drilled or completed after the date hereof, future cash flows and borrowings, our strategic objectives with respect to Blue Mountain Midstream, our financial position, business strategy and other plans and objectives for future operations.  Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or anticipated in the forward-looking statements.  These include risks relating to the Company’s financial and operational performance and results, low or declining commodity prices and demand for oil, natural gas and natural gas liquids, ability to hedge future production, ability to replace reserves and efficiently develop current reserves, the capacity and utilization of midstream facilities and the regulatory environment.  These and other important factors could cause actual results to differ materially from those anticipated or implied in the forward-looking statements.  Please read “Risk Factors” in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other public filings.  The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information or future events.

CONTACT:

Investor Relations

(281) 840-4168

IR@RVRAresources.com

Consolidated Balance Sheets (Unaudited)

	December 31,
	2018	2017
	(in thousands)
ASSETS
Current assets:
Cash and cash equivalents	$18,529	$464,477
Accounts receivable – trade, net	114,489	140,485
Derivative instruments	10,758	9,629
Restricted cash	31,248	56,445
Other current assets	26,721	76,683
Assets held for sale	38,396	106,963
Total current assets	240,141	854,682
Noncurrent assets:
Oil and natural gas properties (successful efforts method)	756,552	950,083
Less accumulated depletion and amortization	(93,507)	(49,619)
	663,045	900,464
Other property and equipment	606,244	480,729
Less accumulated depreciation	(62,368)	(28,658)
	543,876	452,071
Derivative instruments	4,603	469
Deferred income taxes	129,091	188,538
Other noncurrent assets	12,078	14,256
Noncurrent assets of discontinued operations	—	457,645
	145,772	660,908
Total noncurrent assets	1,352,693	2,013,443
Total assets	$1,592,834	$2,868,125
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and accrued expenses	$159,228	$253,975
Derivative instruments	4,719	10,103
Other accrued liabilities	34,474	58,130
Liabilities held for sale	3,725	43,302
Total current liabilities	202,146	365,510
Noncurrent liabilities:
Long-term debt	24,500	—
Derivative instruments	—	2,849
Asset retirement obligations and other noncurrent liabilities	103,814	160,720
Total noncurrent liabilities	128,314	163,569
Equity:
Preferred Stock	—	—
Common Stock	692	—
Additional paid-in capital	1,256,730	—
Retained earnings	4,952	—
Net parent company investment	—	2,339,046
Total equity	1,262,374	2,339,046
Total liabilities and equity	$1,592,834	$2,868,125

Consolidated and Combined Statements of Operations (Unaudited)

	Successor		Predecessor
	Year Ended December 31, 2018	Ten Months Ended December 31, 2017	Two Months Ended February 28, 2017	Year Ended December 31, 2016
(in thousands, except per share amounts)
Revenues and other:
Oil, natural gas and natural gas liquids sales	$420,102	$709,363	$188,885	$874,161
Gains (losses) on commodity derivatives	(23,404)	13,533	92,691	(164,330)
Marketing revenues	245,081	82,943	6,636	36,505
Other revenues	23,880	20,839	9,915	93,308
	665,659	826,678	298,127	839,644
Expenses:
Lease operating expenses	120,097	208,446	49,665	296,891
Transportation expenses	83,562	113,128	25,972	161,574
Marketing expenses	220,971	69,008	4,820	29,736
General and administrative expenses	245,291	117,347	71,745	237,841
Exploration costs	5,178	3,137	93	4,080
Depreciation, depletion and amortization	94,958	133,711	47,155	342,614
Impairment of long-lived assets	15,697	—	—	165,044
Taxes, other than income taxes	29,730	47,553	14,877	67,644
(Gains) losses on sale of assets and other, net	(208,598)	(623,583)	672	15,558
	606,886	68,747	214,999	1,320,982
Other income and (expenses):
Interest expense, net of amounts capitalized	(2,417)	(12,380)	(16,725)	(184,870)
Other, net	(677)	(6,233)	(149)	(2,345)
	(3,094)	(18,613)	(16,874)	(187,215)
Reorganization items, net	(5,159)	(8,533)	2,521,137	336,120
Income (loss) from continuing operations before income taxes	50,520	730,785	2,587,391	(332,433)
Income tax expense (benefit)	29,587	385,654	(166)	11,300
Income (loss) from continuing operations	20,933	345,131	2,587,557	(343,733)
Income (loss) from discontinued operations, net of income taxes	19,674	90,064	(548)	(18,354)
Net income (loss)	$40,607	$435,195	$2,587,009	$(362,087)
Income (loss) per share:
Income (loss) from continuing operations per share – Basic	$0.28	$4.53	$33.96	$(4.51)
Income (loss) from continuing operations per share – Diluted	$0.28	$4.53	$33.96	$(4.51)
Income (loss) from discontinued operations per share – Basic	$0.26	$1.18	$(0.01)	$(0.24)
Income (loss) from discontinued operations per share – Diluted	$0.26	$1.18	$(0.01)	$(0.24)
Net income (loss) per share – Basic	$0.54	$5.71	$33.95	$(4.75)
Net income (loss) per share – Diluted	$0.54	$5.71	$33.95	$(4.75)
Weighted average shares outstanding – Basic	74,935	76,191	76,191	76,191
Weighted average shares outstanding – Diluted	75,360	76,191	76,191	76,191

Consolidated and Combined Statements of Cash Flows (Unaudited)

	Successor		Predecessor
	Year Ended December 31, 2018	Ten Months Ended December 31, 2017	Two Months Ended February 28, 2017	Year Ended December 31, 2016
(in thousands)
Cash flow from operating activities:
Net income (loss)	$40,607	$435,195	$2,587,009	$(362,087)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
(Income) loss from discontinued operations	(19,674)	(90,064)	548	18,354
Depreciation, depletion and amortization	94,958	133,711	47,155	342,614
Impairment of long-lived assets	15,697	—	—	165,044
Deferred income taxes	29,701	378,512	(166)	11,367
Total (gains) losses on derivatives, net	25,243	(13,533)	(92,691)	164,330
Cash settlements on derivatives	(38,739)	26,793	(11,572)	860,778
Share-based compensation expenses	16,605	41,285	50,255	44,218
Amortization and write-off of deferred financing fees	1,909	3,711	1,338	13,356
(Gains) losses on sale of assets and other, net	(204,534)	(656,198)	1,069	13,007
Reorganization items, net	—	—	(2,456,074)	(390,367)
Changes in assets and liabilities:
(Increase) decrease in accounts receivable – trade, net	26,956	41,094	(7,216)	(71,059)
(Increase) decrease in other assets	64,033	(265)	528	(15,360)
Increase (decrease) in accounts payable and accrued expenses	(46,792)	(92,664)	20,949	38,504
Increase (decrease) in other liabilities	(12,564)	7,253	2,801	(662)
Net cash provided by (used in) operating activities – continuing operations	(6,594)	214,830	143,933	832,037
Net cash provided by operating activities – discontinued operations	—	16,191	8,781	43,269
Net cash provided by (used in) operating activities	(6,594)	231,021	152,714	875,306
Cash flow from investing activities:
Development of oil and natural gas properties	(64,756)	(171,721)	(50,597)	(172,298)
Purchases of other property and equipment	(142,373)	(88,595)	(7,409)	(43,559)
Proceeds from sale of properties and equipment and other	368,291	1,172,025	(166)	(4,690)
Net cash provided by (used in) investing activities – continuing operations	161,162	911,709	(58,172)	(220,547)
Net cash provided by (used in) investing activities – discontinued operations	7,000	345,643	(584)	(9,891)
Net cash provided by (used in) investing activities	168,162	1,257,352	(58,756)	(230,438)

Consolidated Statements of Cash Flows (Unaudited) – Continued

	Successor		Predecessor
	Year Ended December 31, 2018	Ten Months Ended December 31, 2017	Two Months Ended February 28, 2017	Year Ended December 31, 2016
(in thousands)
Cash flow from financing activities:
Net transfers (to) from parent	(481,449)	(202,533)	636,000	(213,844)
Repurchases of shares	(153,314)	—	—	—
Proceeds from borrowings	44,500	190,000	—	978,500
Repayments of debt	(20,000)	(1,090,000)	(1,038,986)	(913,209)
Debt issuance costs paid	(2,892)	(7,729)	(151)	(752)
Payment to holders of claims under the Predecessor’s second lien notes	—	—	(30,000)	—
Distributions to unitholders	(18,717)	—	—	—
Other	(841)	(1,211)	(4,593)	(14,845)
Net cash used in financing activities – continuing operations	(632,713)	(1,111,473)	(437,730)	(164,150)
Net cash used in financing activities – discontinued operations	—	—	—	—
Net cash used in financing activities	(632,713)	(1,111,473)	(437,730)	(164,150)
Net increase (decrease) in cash, cash equivalents and restricted cash	(471,145)	376,900	(343,772)	480,718
Cash, cash equivalents and restricted cash:
Beginning	520,922	144,022	487,794	7,076
Ending	$49,777	$520,922	$144,022	$487,794

Adjusted EBITDAX (Non-GAAP Measure)

The non-GAAP financial measure of adjusted EBITDAX, as defined by the Company, may not be comparable to similarly titled measures used by other companies. Therefore, this non-GAAP measure should be considered in conjunction with net income (loss) and other performance measures prepared in accordance with GAAP. Adjusted EBITDAX should not be considered in isolation or as a substitute for GAAP.

Adjusted EBITDAX is a measure used by Company management to evaluate the Company’s operational performance and for comparisons to the Company’s industry peers. Management also believes this information may be useful to investors and analysts to gain a better understanding of the Company’s financial results.

The following presents a reconciliation of net income (loss) to adjusted EBITDAX:

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017(1)
	(in thousands)

Net income	$10,606	$84,937	$40,607	$3,022,204
Plus (less):
Income from discontinued operations	―	(5,749)	(19,674)	(89,516)
Interest expense	835	406	2,417	29,105
Income tax expense	4,340	226,910	29,587	385,488
Depreciation, depletion and amortization	22,998	32,153	94,958	180,866
Exploration costs	1,436	2,100	5,178	3,230
EBITDAX	40,215	340,757	153,073	3,531,377
Plus (less):
Impairment of long-lived assets	15,697	―	15,697	―
Noncash losses on commodity derivatives	(13,885)	12,880	6,475	(90,863)
Accrued settlements on oil derivative contracts related to current production period (2)	1,015	(2,975)	2,459	(1,775)
Share-based compensation expenses	540	15,409	131,828	91,540
Write-off of deferred financing fees	―	―	―	2,975
Gains on sale of assets and other, net (3)	(596)	(291,572)	(207,833)	(626,807)
Reorganization items, net (4)	672	304	5,159	(2,512,604)
Adjusted EBITDAX	$43,658	$74,803	$106,858	$393,843

(1)	All amounts reflect the combined results of the ten months ended December 31, 2017 (successor) and the two months ended February 28, 2017 (predecessor).
(2)	Represent amounts related to oil derivative contracts that settled during the respective period (contract terms had expired) but cash had not been received as of the end of the period.
(3)	Primarily represent gains or losses on the sale of assets, earnings from equity method investments and gains or losses on inventory valuation.
(4)

Represent costs and income directly associated with the predecessor’s filing for voluntary reorganization under Chapter 11 of the U.S. Bankruptcy Code since the petition date, and also include adjustments to reflect the carrying value of certain liabilities subject to compromise at their estimated allowed claim amounts, as such adjustments were determined.

Schedule 2 - PV-10 (Non-GAAP Measure)

PV-10 represents the present value, discounted at 10% per year, of estimated future net cash flows.  The Company’s calculation of PV-10 herein differs from the standardized measure of discounted future net cash flows determined in accordance with the rules and regulations of the SEC in that it is calculated before income taxes and including the impact of helium, rather than after income taxes and not including the impact of helium, using the average price during the 12-month period, determined as an unweighted average of the first-day-of-the-month price for each month.  The Company’s calculation of PV-10 should not be considered as an alternative to the standardized measure of discounted future net cash flows determined in accordance with the rules and regulations of the SEC.

The following presents a reconciliation of standardized measure of discounted future net cash flows to the Company’s calculation of PV-10 at December 31, 2018 (in millions):

Standardized measure of discounted future net cash flows (1)	$747
Plus: Difference due to exclusion of federal income taxes	125
Plus: Difference due to the inclusion of helium	149
PV-10	$1,021
(1)	Estimated using the average price during the 12-month period, determined as an unweighted average of the first-day-of-the-month price for each month, which were $65.66 per Bbl and $3.10 per MMBtu.